Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS

Concortis Biosystems, Corp. and Subsidiary

Year Ended December 31, 2012

With Report of Independent Auditors

Concortis Biosystems, Corp. and Subsidiary

Consolidated Financial Statements

Year Ended December 31, 2012

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Stockholders

Concortis Biosystems, Corp. and Subsidiary

We have audited the accompanying consolidated financial statements of Concortis Biosystems, Corp. and Subsidiary (“the Company”), which comprise the consolidated balance sheet as of December 31, 2012, and the related consolidated statement of operations and other comprehensive income, stockholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Concortis Biosystems, Corp. and Subsidiary as of December 31, 2012, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Mayer Hoffman McCann, P.C.

San Diego, CA

March 3, 2014

CONCORTIS BIOSYSTEMS, CORP. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2012
ASSETS
Current assets:
Cash	$195,230
Accounts receivable, net	425,321
Deferred tax assets	664

Total current assets	621,215
Property and equipment, net	168,472
Other	14,891

Total assets	$804,578

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,354
Accrued payroll and related	105,491
Accrued expenses	173,556
Amounts owed to related parties	194,580
Deferred revenue	82,675

Total current liabilities	569,656
Deferred rent liability	1,237
Deferred tax liability	36,695
Commitments and contingencies, Note 8
Stockholders’ equity:
Common stock, $0.005 par value; 10,000,000 shares authorized; 9,545,000 shares issued and outstanding	47,725
Additional paid-in capital	128,981
Accumulated other comprehensive loss	(1,784)
Retained earnings	22,068

Total stockholders’ equity	196,990

Total liabilities and stockholders’ equity	$804,578

See accompanying notes

CONCORTIS BIOSYSTEMS, CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

Year Ended December 31, 2012
Revenues:
Sales and services	$1,597,579

Operating cost and expenses:
Cost of revenues	840,987
Research and development	353,359
General and administrative	348,778

Total cost and operating expenses	1,543,124

Income from operations	54,455
Interest expense	(3,845)
Other income, net	6,855

Income from operations before income taxes	57,465
Income tax provision	(9,930)

Net income	$47,535

Other comprehensive income:
Net income	$47,535
Foreign currency translation	(1,784)

Other comprehensive income	$45,751

See accompanying notes

CONCORTIS BIOSYSTEMS, CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	(Accumulated Deficit) Retained
	Shares	Amount	Capital	Loss	Earnings	Total
Balance, January 1, 2012	8,120,000	$40,600	$11,900	$—	$(25,467)	$27,033
Issuance of restricted stock to employees for services	925,000	4,625	(4,625)	—	—	—
Issuance of common stock for cash	500,000	2,500	97,500	—	—	100,000
Stock-based compensation	—	—	24,206	—	—	24,206
Components of other comprehensive income:
Net income	—	—	—	—	47,535	47,535
Foreign currency translation	—	—	—	(1,784)	—	(1,784)

Total comprehensive income						45,751

Balance, December 31, 2012	9,545,000	$47,725	$128,981	$(1,784)	$22,068	$196,990

See accompanying notes

CONCORTIS BIOSYSTEMS, CORP. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2012
Operating activities
Net income	$47,535
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,848
Stock-based compensation	24,206
Provision for doubtful accounts	1,601
Deferred taxes, net	9,130
Changes in operating assets and liabilities:
Accounts receivable	(252,841)
Other assets	5,503
Accrued expenses and other liabilities	172,250
Deferred revenue	22,675
Deferred rent obligations	(609)

Net cash provided by operating activities	60,298

Investing activities
Purchases of property and equipment	(119,019)

Net cash used for investing activities	(119,019)

Financing activities
Net proceeds from the sale of common stock	100,000
Net borrowings under related party loan agreements	118,845

Net cash provided by financing activities	218,845
Effect of exchange rate changes on cash and cash equivalents	(1,784)

Net change in cash and cash equivalents	158,340
Cash and cash equivalents at beginning of period	36,890

Cash and cash equivalents at end of period	$195,230

Supplemental disclosure:
Cash paid during the period for:
Income taxes	$800

See accompanying notes

Concortis Biosystems, Corp. and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2012

1. Organization and Basis of Presentation

Concortis Biosystems, Corp, together with its wholly-owned subsidiary (collectively, the “Company” or “Concortis”) is a privately-held biotechnology company focused on creating next generation biotherapeutics using proprietary conjugation technologies and novel drug delivery systems. The Company uses its proprietary technologies to provide various customized reagents as well as drug conjugation services to customers in the pharmaceutical industry. The Company was incorporated in the state of Delaware on October 30, 2008 (inception).

2. Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company’s wholly-owned subsidiary, JingYin Concortis, based in Jiang Su, PR China. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Management believes that these estimates are reasonable, however, actual results may differ from these estimates.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. At times the Company may maintain deposits in financial institutions in excess of federally insured limits. However, management believes the Company is not exposed to significant credit risk due to the financial position of the depository institutions in which such deposits are held.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, other assets, accounts payable, accrued expenses and deferred revenue. Fair value estimates of these instruments are made at a specific point in time, based on relevant market information. These estimates may be subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. As of December 31, 2012 the carrying amount of these instruments are generally considered to be representative of their respective fair values because of the short-term nature of these instruments.

Concortis Biosystems, Corp. and Subsidiary

Notes to Consolidated Financial Statements (continued)

Accounts Receivable

Accounts receivable consists of trade receivables from customers which are generally unsecured and due within 30 days. Estimated credit losses related to accounts receivable are recorded as an allowance for doubtful accounts within accounts receivable. The Company reviews reserves and makes adjustments based on historical experience and known collectability issues. A provision for doubtful accounts is charged to general and administrative expenses. When internal collection efforts on accounts have been exhausted, the accounts are written off by reducing the allowance for doubtful accounts. As of December 31, 2012, the allowance for doubtful accounts was $1,601.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which are generally three to five years. Repairs and maintenance are charged to expense as incurred.

Revenue Recognition

The Company’s revenues are generated from the sale of various customized reagents and providing professional services. Reagents are used for preparing antibody drug conjugates (“ADC”), these reagents include industrial standard cytotoxins, linkers, and linker-toxins. The Company’s professional services include providing synthetic expertise to customer’s synthesis by delivering them proprietary cytotoxins, linkers and linker-toxins and ADC service using industry standard toxin and antibodies provided by customers. The ADC’s are generally used for research and pre-clinical studies by the Company’s customers. Revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered, (iii) the price is fixed or determinable, and (iv) collectability is reasonably assured.

Research and Development Costs

All research and development costs are charged to expense as incurred.

Concortis Biosystems, Corp. and Subsidiary

Notes to Consolidated Financial Statements (continued)

Income Taxes

The provisions of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740-10, Uncertainty in Income Taxes, address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740-10, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The Company has determined that it has no uncertain tax positions.

The Company provides for income taxes using the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax rates. The Company files income tax returns in the U.S. federal jurisdiction and one state jurisdiction. The Company is subject to U.S. federal income tax examinations by tax authorities for all years since 2010 and state income tax examination by tax authorities for all years since 2009.

Foreign Currency Translation

Assets and liabilities of the Subsidiary are denominated in Chinese Renminbi, which is the functional currency of the Subsidiary, and are translated at the exchange rate in effect at the consolidated balance sheet date. Revenues, costs and expenses are translated at the average exchange rate during the period. Transaction gains and losses are included in the consolidated statement of operations and have not been significant for the periods presented. Translation adjustments related to the subsidiary are reflected as a component of stockholders’ equity in other comprehensive income.

Comprehensive Income

In accordance with authoritative guidance on the reporting of comprehensive income, all components of comprehensive income are reported in the consolidated financial statements in the period which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments, are reported net of their related tax effect to arrive at comprehensive income. For the year ended December 31, 2012, comprehensive income consisted of the Company’s net income and foreign currency translation adjustments.

Concortis Biosystems, Corp. and Subsidiary

Notes to Consolidated Financial Statements (continued)

Stock-based Compensation

The Company accounts for stock-based compensation in accordance with FASB ASC Topic 718, which establishes accounting for equity instruments exchanged for employee services. Under such provisions, stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense, under the straight-line method, over the employee’s requisite service period (generally the vesting period of the equity grant).

The Company accounts for equity instruments, including restricted stock or stock options, issued to non-employees in accordance with authoritative guidance for equity-based payments to non-employees. Stock options issued to non-employees are accounted for at their estimated fair value determined using the Black-Scholes option-pricing model. The fair value of options granted to non-employees is re-measured as they vest, and the resulting increase in value, if any, is recognized as expense during the period the related services are rendered. Restricted stock issued to non-employees is accounted for at estimated fair value as they vest.

3. Property and Equipment

Property and equipment consisted of the following as of December 31, 2012:

Furniture and fixtures	$10,846
Office equipment	13,405
Lab equipment	190,983

215,234
Less accumulated depreciation	(46,762)

$168,472

Depreciation expense for the year ended December 31, 2012 was $30,848.

4. Related Party Transactions

As of December 31, 2012, the Company owed $190,735 in principal and $3,845 in accrued interest related to loan agreements with certain officers and employees of the Company. These loan agreements bear interest at 5% per annum and generally mature within six months of the agreement date. The Company recorded $3,845 in interest expense related to these agreements during the year ended December 31, 2012.

Concortis Biosystems, Corp. and Subsidiary

Notes to Consolidated Financial Statements (continued)

5. Stockholders’ Equity

Common Stock

In October 2010, in conjunction with the founding of the Company, 8,120,000 shares of fully vested common stock were issued to the founders at a weighted average price of $0.006 per share.

On December 1, 2012, the Company sold 500,000 shares of unrestricted common stock at $0.20 per share, for aggregate gross proceeds of $100,000. The Company incurred no offering costs in connection with this issuance. During the year ended December 31, 2012, the Company issued 925,000 shares of restricted common stock to employees for services to be rendered.

Stock Options

The Company adopted the 2011 Equity Incentive Plan (the Plan) in May 2011. 205,000 shares of common stock are reserved under the Plan for issuance to employees, non-employee directors and consultants of the Company. The Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and rights to purchase restricted stock to eligible recipients. Recipients of incentive stock options shall be eligible to purchase shares of the Company’s common stock at an exercise price equal to no less than the estimated fair market value of such stock on the grant date. The maximum term of options granted under the Plan is ten years. All grants generally vest 25% on the first anniversary of the original vesting commencement date, with the balance vesting quarterly over the remaining four years. The Company also has the right of first refusal to purchase any proposed disposition of shares issued under the Plan. The shares of common stock issued from the exercise of stock options are restricted and vest over time. The Company has the option to repurchase any unvested shares at the original purchase price upon any voluntary or involuntary termination. In the event of a merger, sale, or other change in control of the Company any unvested shares vest immediately in the event of termination for reasons other than cause. As of December 31, 2012, 80,000 options remain available for future grants under the Plan.

Concortis Biosystems, Corp. and Subsidiary

Notes to Consolidated Financial Statements (continued)

The following table summarizes stock option activity as of December 31, 2012:

	Options Outstanding	Weighted- Average Exercise Price
Outstanding at December 31, 2011	—
Granted	125,000	$0.10
Exercised	—

Outstanding at December 31, 2012	125,000	$0.10

The Company uses the Black-Scholes valuation model to calculate the fair value of stock options. The fair value of employee stock options was estimated at the grant date using the following assumptions:

Year Ended December 31, 2012
Weighted-average grant date fair value	$0.10
Risk-free interest rate	1.09%
Dividend yield and forfeiture rates	—
Expected life of options (years)	6.08
Volatility	109.0%

The risk-free interest rate assumption was based on the United States Treasury’s rates for U.S. Treasury zero-coupon bonds with maturities similar to those of the expected term of the award being valued. The assumed dividend yield was based on the Company’s expectation of not paying dividends in the foreseeable future. The weighted-average expected life of options was calculated using the simplified method under SAB 107. This decision was based on the lack of relevant historical data due to the Company’s limited historical experience. In addition, due to the Company’s limited historical data, the estimated volatility incorporates the historical volatility of comparable companies whose share prices are publicly available.

The total unrecognized stock-based compensation cost related to unvested option awards as of December 31, 2012, was $8,607, which is expected to be recognized over the weighted-average period of 4.4 years. The total fair value of the shares subject to repurchase as of December 31, 2012, was $10,000.

Concortis Biosystems, Corp. and Subsidiary

Notes to Consolidated Financial Statements (continued)

Common Stock Reserved for Future Issuance

Common stock reserved for future issuance consists of the following at December 31, 2012:

2012
Common stock options granted and outstanding	125,000
Common stock reserved for future option grants	80,000

205,000

Restricted Stock

The Company has awarded restricted stock to certain employees which are generally subject to a vesting and restriction period over four years. The following table summarizes the status of the non-vested restricted shares as of December 31, 2012 and the changes in restricted shares outstanding:

	Shares	Weighted- Average Grant Date Fair Value Per Share
Non-vested at December 31, 2011	—
Granted	925,000	$0.06
Vested	500,000	$0.03
Forfeited	—

Non-vested at December 31, 2012	425,000	$0.10

The total unrecognized stock-based compensation cost related to non-vested restricted stock as of December 31, 2012, was $34,688, which is expected to be recognized over the weighted-average period of 3.3 years.

Stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the requisite service period, which is generally the vesting period of the equity award. For the year ended December 31, 2012, the Company recognized employee related stock-based compensation expense on option and restricted stock awards of $24,206.

Concortis Biosystems, Corp. and Subsidiary

Notes to Consolidated Financial Statements (continued)

7. Income Taxes

The provision (benefit) for income taxes consists of the following for the year ended December 31, 2012:

Current:
Federal	$—
State	800

Total current	800
Deferred:
Federal	13,637
State	(4,507)

Total deferred	9,130

Total	$9,930

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s net deferred taxes are as follows as of December 31, 2012:

Deferred tax assets:
Net operating loss carryforwards and R&D credits	$11,460
Stock-based compensation	9,642
Accrued expenses and other	664

Total deferred tax assets	21,766
Valuation allowance	( —)

Net deferred tax assets	21,766
Deferred tax liabilities:
Fixed assets	(57,797)

Total deferred tax liabilities	(57,797)

Net deferred tax liability	(36,031)

Deferred tax asset	664

Deferred tax liability	$36,695

Concortis Biosystems, Corp. and Subsidiary

Notes to Consolidated Financial Statements (continued)

The effective income tax rate differs from the federal statutory income tax rate applied to loss before provision for income taxes due to the following:

	2012
Federal statutory income tax rate	34.0%
Permanent differences	7.4%
Other Tax credits	0.2 (24.6	% %)

Total tax provision	17.0%

As of December 31, 2012, the Company had research and development credits of approximately $9,000 and $4,000 for federal and state income tax purposes, respectively. These may be used to offset future taxable income and will begin to expire in varying amounts in 2032 for federal income tax purposes. For California income tax purposes, the research and development credit carryforward indefinitely.

Utilization of the Company’s net operating loss carryforwards and research and development credit carryforwards may be subject to a substantial annual limitation due to an “ownership change” that may have occurred, or that could occur in the future, as defined and required by Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), as well as similar state provisions. These ownership changes may limit the amount of net operating loss carryforwards and research and development credit carryforwards, and other tax attributes that can be utilized annually to offset taxable income and tax, respectively. Any limitation may result in the expiration of a portion of the net operating loss carryforwards or research and development credit carryforwards before utilization.

In general, an “ownership change” results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50% of the outstanding stock of a company by certain stockholders or public groups.

Concortis Biosystems, Corp. and Subsidiary

Notes to Consolidated Financial Statements (continued)

8. Commitments and Contingencies

Leases

In January 2012, the Company entered into a lease for its corporate headquarters under a noncancelable operating lease that expires in June 2015. As amended in November 2012, the lease space was expanded and the lease expiration was extended to June 2018. The Company has provided a security deposit of $14,891 to secure its obligations under the lease.

Minimum future annual operating lease obligations are as follows for the year ended December 31:

2013	$152,085
2014	152,085
2015	152,085
2016	152,085
2017 and thereafter	228,127

$836,467

Rental expense amounted to $65,969 for the year ended December 31, 2012.

9. 401(k) Plan

The Company maintains a defined contribution 401(k) plan available to eligible employees. Employee contributions are voluntary and are determined on an individual basis, limited to the maximum amount allowable under federal tax regulations. The Company may make matching contributions, in its sole discretion. The Company made matching contributions to its retirement plan totaling $6,533 for the year ended December 31, 2012.

10. Subsequent Events

On December 19, 2013, Concortis Biosystems, Corp. was acquired by Sorrento Therapeutics, Inc. (“Sorrento”) and became a wholly-owned subsidiary of Sorrento. The Company’s wholly-owned subsidiary was excluded from the acquisition. The Company’s shareholders exchanged all of their shares of the Company’s common stock for 1,331,978 shares of Sorrento’s common stock. Based on the Sorrento closing share price on December 18, 2013, the transaction is valued at $11.3 million. In connection with the acquisition, Dr. Zhenwei (“David”) Miao, the President and Chief Scientific Officer of Concortis was appointed by Sorrento as its Chief Technical Officer. In addition, Dr. Miao and certain other employees of Concortis will receive annual supplemental cash bonus payments totaling $1,000,000 on December 31 of each of the years ending 2013, 2014, 2015, and 2016.

Concortis Biosystems, Corp. and Subsidiary

Notes to Consolidated Financial Statements (continued)

During 2013, the principal and accrued interest of the related party loans were paid in full.

The Company has evaluated subsequent events through March 3, 2014, which is the date the consolidated financial statements were available to be issued.